UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

NORTHWEST INDIANA BANCORP

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-26128 (Commission File Number)	35-1927981 (IRS Employer Identification No.)

9204 Columbia Avenue
Munster, Indiana 46321
(Address of principal executive offices) (Zip Code)

(219) 836-4400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     NorthWest Indiana Bancorp’s (the “Bancorp”) Compensation Committee and Board have established an incentive compensation system designed to offer positive salary rewards for peak performance to all employees. The incentive compensation is geared towards rewarding performance that results in increased profitability of the Bancorp. In addition, incentive compensation is awarded for consistent performance tied to corporate goals rather than short-swing profits. The incentive compensation is discretionary and approved by the Board on an annual basis, as strategic goals are achieved.

     The incentive compensation is paid from a pool of funds created each year based on the Bancorp’s return on equity, return on assets, and increase in earnings per basic share. Each of the three measures is tied to a factor, which is then multiplied by the Bancorp’s annual net income after incentive compensation expense to determine the incentive compensation pool. The Board also has the discretion to increase the size of the incentive compensation pool to reward outstanding performance consistent with long and short-range goals. No Board discretionary funds were included in the 2004 incentive compensation pool. The incentive compensation pool is generally allocated to the Bancorp’s employees in the following manner: 30% to the Chief Executive Officer, 52% to Vice Presidents and 18% to other employees. The Chief Executive Officer, with Board approval, may reallocate a portion of his incentive compensation pool to the other compensation pools.

     The allocated incentive compensation pools can be utilized to supplement the cash remuneration of the Bancorp’s management according to the following guidelines: Vice Presidents up to 10% of salary; Senior Vice Presidents up to 20% of salary; Executive Vice Presidents up to 35% of salary; and Chief Executive Officer up to 50% of salary. The incentive compensation for Vice Presidents, Senior Vice Presidents and Executive Vice Presidents is awarded based on a performance review by the Chief Executive Officer, which is reviewed and approved by the Bancorp’s Compensation Committee and Board. The performance review incorporates the following criteria: strategic plan implementation and goal achievement; leadership based on communication, responsiveness, efficiencies, focus and innovation; professional growth; and community involvement. The Compensation Committee and Board conduct the Chief Executive Officer’s performance review and determine his incentive compensation.

     Effective January 31, 2005, the Compensation Committee and Board of the Bancorp authorized the payment of incentive compensation for the year ended December 31, 2004. The executive officers listed below received the incentive compensation payments on February 1, 2005:

2004
Incentive
David A. Bochnowski	$86,469
Chairman and Chief Executive Officer
Edward J. Furticella	$36,000
(1) Former Executive Vice President and Chief Financial Officer
Joel Gorelick	$34,500
Executive Vice President, Banking and Lending Group
Jon E. DeGuilio	$13,000
Executive Vice President, General Counsel and Secretary
Robert T. Lowry	$13,000
(2) Senior Vice President and Chief Financial Officer

(1)	Mr. Furticella retired from his position of Chief Financial Officer effective 11/15/04.

(2)	Mr. Lowry was appointed to the Chief Financial Officer position effective 11/15/04.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2005

NORTHWEST INDIANA BANCORP
By:	/s/ David A. Bochnowski
	Name:	David A. Bochnowski
	Title:	Chairman of the Board and Chief Executive Officer